Ex: 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 1, 2020, Cambridge Bancorp (“Cambridge”), completed its previously announced merger with Wellesley Bancorp, Inc. (“Wellesley”), pursuant to an Agreement and Plan of Merger, dated as of December 5, 2019 (the “Merger Agreement”), by and between Cambridge, Cambridge Trust Company, Wellesley and Wellesley Bank. Under the terms of the Merger Agreement, (i) Wellesley merged with and into Cambridge, with Cambridge being the surviving entity and (ii) Wellesley Bank merged with and into Cambridge Trust Company with Cambridge Trust Company being the surviving entity (the “Merger”).

As a result of the Merger, each share of Wellesley common stock was converted into the right to receive 0.580 shares of common stock, par value $1.00 per share, of Cambridge, with cash paid in lieu of fractional shares. Also, each option to purchase Wellesley common stock was converted into the right to receive a cash payment equal to $32.42 less the option exercise price, if such amount was greater than zero.

The following unaudited pro forma combined consolidated financial information combines the historical consolidated financial position and results of operations of Cambridge and its subsidiaries and Wellesley, as an acquisition by Cambridge of Wellesley using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Wellesley were recorded by Cambridge at their respective fair values as of the date the merger was completed. Certain reclassifications were made to Wellesley’s historical financial information to conform to Cambridge’s presentation of financial information. The unaudited pro forma combined financial information should be read in conjunction with Cambridge’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 17, 2020, Cambridge’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 8, 2020, Wellesley’s audited consolidated financial statements as of and for the year ended December 31, 2019, which are being filed as Exhibit 99.1 to this amendment to Current Report on Form 8-K and Wellesley’s unaudited consolidated financial statements as of and for the quarter ended March 31, 2020, which are being filed as Exhibit 99.2 to this amendment to Current Report on Form 8-K.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only, does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor are they indicative of our future financial position or financial results or, the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The estimated fair value adjustments presented are as of the period presented and do not represent estimated fair values as of the merger date. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and could materially vary from the final purchase price allocation as additional information becomes available. Accrued income taxes and deferred taxes were recorded on a provisional basis and could vary from the actual recorded balance once finalized.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Cambridge common stock or the actual or future results of operations of Cambridge for any period. Actual results may be materially different than the pro forma information presented.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	As of March 31, 2020
	Cambridge Bancorp	Wellesley Bancorp	Adjustments		Unaudited Pro Forma
	(dollars in thousands)
Assets
Cash and cash equivalents	$42,989	$34,926	$(11,897)	(1)	$66,018
Investment securities
Available for sale, at fair value	117,947	24,369	—		142,316
Held to maturity, at amortized cost	246,906	100	—		247,006
Total investment securities	364,853	24,469	—		389,322
Loans held for sale, at lower of cost or fair value	2,875	2,089	—		4,964
Loans	2,255,802	863,735	(14,851)	(2)	3,104,686
Less: allowance for credit losses	(20,163)	(8,208)	(602)	(3)	(28,973)
Net loans	2,235,639	855,527	(15,453)		3,075,713
Federal Home Loan Bank of Boston Stock, at cost	6,268	6,202	—		12,470
Bank owned life insurance	37,479	8,063	—		45,542
Banking premises and equipment, net	14,593	3,228	1,040	(4)	18,861
Right-of-use asset, operating leases	32,312	7,489	—		39,801
Deferred income taxes, net	3,721	2,911	4,648	(5)	11,280
Accrued interest receivable	6,872	2,595	—		9,467
Goodwill	31,206	—	25,657	(6)	56,863
Merger related intangibles	3,248	—	—		3,248
Other assets	70,574	13,416	—		83,990
Total assets	$2,852,629	$960,915	$3,995		$3,817,539
Liabilities
Deposits
Demand	$608,240	$152,887	$—		$761,127
Interest bearing checking	506,654	43,355	—		550,009
Money market	175,158	254,626	—		429,784
Savings	880,944	73,520	—		954,464
Certificates of deposit	219,363	210,638	1,883	(7)	431,884
Total deposits	2,390,359	735,026	1,883		3,127,268
Short-term borrowings	75,147	45,000	—		120,147
Long-term borrowings	—	72,859	444	(8)	73,303
Subordinated debt	—	9,868	(94)	(9)	9,774
Operating lease liabilities	33,813	7,578	—		41,391
Other liabilities	55,551	15,475	—		71,026
Total liabilities	2,554,870	885,806	2,233		3,442,909
Shareholders’ Equity
Common stock	5,418	26	1,477	(10)	6,921
Additional paid-in capital	137,186	28,447	46,921	(11)	212,554
Retained earnings	150,891	47,011	(47,011)	(11)	150,891
Accumulated other comprehensive gain	4,264	492	(492)	(11)	4,264
Unearned compensation - ESOP	—	(867)	867	(11)	—
Total shareholders’ equity	297,759	75,109	1,762		374,630
Total liabilities and shareholders’ equity	$2,852,629	$960,915	$3,995		$3,817,539

Notes:

(1)	Represents $1.6 million paid to the holders of Wellesley stock options and estimated after-tax merger expenses of $10.3 million.
(2)	Represents the estimated adjustment to reduce loans to fair market value.

(3)	Reflects the elimination of Wellesley's existing loan loss reserve at acquisition and establishment of an estimate allowance for credit loss under ASU 2016-13.
(4)	Represents the estimated adjustment to increase buildings and land to fair market value.
(5)	Represents the amount to record estimated deferred income taxes on the fair value adjustments presented, at an estimated tax rate of 27.9%.
(6)	Represents approximately $25.7 million of preliminary goodwill from this business combination with the purchase price valued as of June 1, 2020.
(7)	Represents the estimated amount to increase certificates of deposit to fair market value.
(8)	Represents the estimated amount to increase FHLB borrowings to fair market value.
(9)	Represents the estimated amount to reduce subordinated debt to fair market value.
(10)	Represents the amount to eliminate Wellesley common stock at par and record the estimated par value of common shares issued by Cambridge Bancorp.
(11)	Represents the amount to eliminate Wellesley equity and record the estimated additional paid-in capital as a result of the business combination.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31, 2020
	Cambridge Bancorp	Wellesley Bancorp	Adjustments		Unaudited Pro Forma
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	23,338	9,703	$3,796	(1)	$36,837
Interest on tax-exempt loans	198	—	—		198
Interest on taxable investment securities	1,723	162	—		1,885
Interest on tax-exempt investment securities	595	55	—		650
Dividends on FHLB of Boston stock	101	74	—		175
Interest on overnight investments	140	107	—		247
Total interest and dividend income	26,095	10,101	3,796		39,992
Interest expense
Interest on deposits	3,129	2,053	(785)	(2)	$4,397
Interest on borrowed funds	566	651	(147)	(3)	1,070
Interest on subordinated debt	—	157	24	(4)	181
Total interest expense	3,695	2,861	(908)		5,648
Net interest and dividend income	22,400	7,240	4,704		34,344
Provision for credit losses	2,000	555	—	(5)	2,555
Net interest and dividend income after provision for loan losses	20,400	6,685	4,704		31,789
Noninterest income
Wealth management revenue	6,627	365	—		6,992
Deposit account fees	791	28	—		819
ATM/Debit card income	307	26	—		333
Bank owned life insurance income	160	58	—		218
Gain (loss) on disposition of investment securities	—	—	—		—
Gain on loans held for sale	119	26	—		145
Loan related derivative income	510	385	—		895
Other income	304	168	—		472
Total noninterest income	8,818	1,056	—		9,874
Noninterest expense
Salaries and employee benefits	13,016	3,196	—		16,212
Occupancy and equipment	2,807	915	6	(6)	3,728
Data processing	1,685	302	—		1,987
Professional services	859	79	—		938
Marketing	256	22	—		278
FDIC Insurance	179	180	—		359
Merger expenses	253	319	—	(7)	572
Other expenses	870	550	—		1,420
Total noninterest expense	19,925	5,563	6		25,494
Income before income taxes	9,293	2,178	4,698		16,169
Income tax expense	2,061	637	1,312	(8)	4,010
Net income	7,232	1,541	$3,386		$12,159
Share data:
Weighted average number of shares outstanding, basic	5,397,040	2,510,907	(1,054,581)		6,853,366
Weighted average number of shares outstanding, diluted	5,432,099	2,587,643	(1,086,810)		6,932,932
Basic earnings per share	$1.34	$0.61	$—		$1.77
Diluted earnings per share	$1.33	$0.60	$—		$1.75

Notes:

(1)	Represents estimated accretion income as a result of the fair market value adjustment on loans of $14.9 million.
(2)	Represents estimated accretion income as a result of the fair market value adjustment on Certificates of Deposit of $1.9 million.

(3)	Represents estimated accretion income as a result of the fair market value adjustment on Federal Home Loan Bank borrowings of $444,000.
(4)	Represents estimated amortization expense as a result of the fair market value adjustment on Subordinated Debt of $94,000.
(5)

The amount of the allowance for credit loss reflected on the balance sheet is not included within this income statement as it is a non-recurring charge which resulted directly from the transaction and will be included in the income statement of Cambridge following the transaction.

(6)	Represents estimated amortization expense as a result of the fair market value adjustments on acquired buildings
(7)	Estimated pre-tax merger costs of $11.7 million have been excluded. Some cost estimates are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates.
(8)	Represents the income tax effect of pro forma adjustments utilizing an effective tax rate of 27.9%.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Year Ended December 31, 2019
	Cambridge Bancorp	Wellesley Bancorp	Adjustments		Unaudited Pro Forma
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$84,382	$37,670	$7,948	(1)	$130,000
Interest on tax-exempt loans	584	—	—		584
Interest on taxable investment securities	7,963	1,270	—		9,233
Interest on tax-exempt investment securities	2,289	291	—		2,580
Dividends on FHLB of Boston stock	390	302	—		692
Interest on overnight investments	731	757	—		1,488
Total interest and dividend income	96,339	40,290	7,948		144,577
Interest expense
Interest on deposits	15,641	10,069	(1,700)	(2)	24,010
Interest on borrowed funds	2,002	2,507	(336)	(3)	4,173
Interest on subordinated debt	—	628	94	(4)	722
Total interest expense	17,643	13,204	(1,942)		28,905
Net interest and dividend income	78,696	27,086	9,890		115,672
Provision for Loan Losses	3,004	915	—	(5)	3,919
Net interest and dividend income after provision for loan losses	75,692	26,171	9,890		111,753
Noninterest income
Wealth management revenue	26,499	1,675	—		28,174
Deposit account fees	3,185	103	—		3,288
ATM/Debit card income	1,413	81	—		1,494
Bank owned life insurance income	612	236	—		848
Gain (loss) on disposition of investment securities	(79)	9	—		(70)
Gain on loans sold	1,170	211	—		1,381
Loan related derivative income	1,674	866	—		2,540
Other income	1,927	(72)	—		1,855
Total noninterest income	36,401	3,109	—		39,510
Noninterest expense
Salaries and employee benefits	47,494	12,261	—		59,755
Occupancy and equipment	10,855	3,288	23	(6)	14,166
Data processing	6,232	1,272	—		7,504
Professional services	3,623	841	—		4,464
Marketing	1,760	240	—		2,000
FDIC Insurance	291	576	—		867
Non-operating expenses	4,721	508	—	(7)	5,229
Other expenses	3,199	2,192	—		5,391
Total noninterest expense	78,175	21,178	23		99,376
Income before income taxes	33,918	8,102	9,867		51,887
Income tax expense	8,661	2,102	2,755	(8)	13,518
Net income / (loss)	$25,257	$6,000	$7,112		$38,369
Share data:
Weighted average number of shares outstanding, basic	4,629,255	2,461,527	(1,033,841)		6,056,941
Weighted average number of shares outstanding, diluted	4,661,720	2,553,805	(1,072,598)		6,142,927
Basic earnings per share	$5.41	$2.44	$—		$6.33
Diluted earnings per share	$5.37	$2.36	$—		$6.25

Notes:

(1)	Represents accretion income as a result of the fair market value adjustment on loans of $14.9 million.

(2)	Represents accretion income as a result of the fair market value adjustment on Certificates of Deposit of $1.9 million.
(3)	Represents accretion income as a result of the fair market value adjustment on Federal Home Loan Bank borrowings of $444,000.
(4)	Represents estimated amortization expense as a result of the fair market value adjustment on Subordinated Debt of $94,000.
(5)

The amount of the allowance for credit loss reflected on the balance sheet is not included within this income statement as it's a non-recurring charge which resulted directly from the transaction and will be included in the income statement of Cambridge following the transaction.

(6)	Represents estimated amortization expense as a result of the fair market value adjustments on acquired buildings.
(7)	Estimated pre-tax merger costs of $12.3 million have been excluded. Some cost estimates are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates.
(8)	Represents the income tax effect of pro forma adjustments utilizing an effective tax rate of 27.9%.

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and notes have been prepared to illustrate the effects of the merger transaction involving Cambridge Bancorp (“Cambridge”) and Wellesley Bancorp, Inc. (“Wellesley”) using the acquisition method of accounting with Cambridge treated as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entity. Under the acquisition method of accounting, the assets and liabilities of Wellesley, as of the effective date of the merger, were recorded by Cambridge at their respective fair values and the excess of the merger consideration over the fair value of the net assets was allocated to goodwill and other intangible assets.

The merger was announced on December 5, 2019, and was completed on June 1, 2020. As a result of the merger, each share of Wellesley common stock was converted into the right to receive 0.580 shares of common stock of Cambridge, with cash paid in lieu of fractional shares. Also, each option to purchase Wellesley common stock was converted into the right to receive a cash payment equal to $32.42 less the option exercise price, if such amount was greater than zero.

The pro forma allocation of purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the final purchase price allocation that was recorded at the time the merger transaction was completed. Adjustments may include, but not be limited to, changes in (i) Wellesley’s balance sheet through the effective date of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of Cambridge and Wellesley are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the accounting entries to record the merger transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill and other intangible assets. Fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The pro forma purchase price for the Wellesley merger is as follows:

Pro forma purchase price (dollars in thousands, except per share data)

Purchase Price Calculation
Shares exchanged for stock	2,591
Stock value	$33.64
Aggregate value of shares receiving stock	87,165
Cash paid to shareholders	1
Aggregate value to option holders	1,602
Aggregate Purchase Price	$88,768

Preliminary pro forma goodwill
Fair value of assets acquired:
Cash and cash equivalents	$34,926
Investments available for sale	24,469
Loans held for sale	2,089
Loans, net	840,074
Other assets	49,592
Total assets acquired	$951,150
Fair value of liabilities assumed:
Deposits	736,909
Borrowings and subordinated debt	128,077
Other liabilities	23,053
Total liabilities assumed	$888,039
Net assets acquired	63,111
Preliminary pro forma goodwill	$25,657

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Cambridge Bancorp (the “Company”) and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected, disruptions to the credit and financial markets, changes in the Company’s accounting policies or in accounting standards, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence, actions governments, businesses and individuals take in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, challenges from the integration of the Company and Optima Bank & Trust Company resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets, the businesses of the Company and Wellesley may not be combined successfully, or such combination may take longer than expected, the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected, operating costs, customer loss and business disruption following the Wellesley merger, including adverse effects on relationships with employees, may be greater than expected, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2019, which the Company filed on March 17, 2020. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.